                                                                 Exhibit 10.1.26

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "AGREEMENT") is entered into as of ________, 2000, by and between Beacon Power Corporation, a Delaware corporation (the "COMPANY"), and _____________ (the "EXECUTIVE").

         WHEREAS, the Company desires to retain the services of the Executive and the Executive wishes to remain employed by the Company;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. TERM. The Company shall employ the Executive for a term commencing on the date hereof and continuing for ____ years until terminated pursuant to Section 9. The period of the Executive's employment hereunder is referred to as the "EMPLOYMENT PERIOD".

         SECTION 2. DUTIES. The Executive shall serve the Company as _____________ and shall have duties and responsibilities consistent with such position. Such duties and responsibilities shall include, but not be limited to, _______________________________. The Executive will report to
_____________________________. The Executive will generally perform his services at the Company's principal offices, which are currently located in Woburn, Massachusetts but will shortly be moved to Wilmington, Massachusetts; PROVIDED, HOWEVER, that the Executive may be required to travel from time to time in connection with Company business.

         SECTION 3. FULL TIME; BEST EFFORTS. During the Employment Period the Executive shall use his best efforts to promote the interests of the Company and shall devote his full business time and efforts to its business and affairs. The Executive shall not engage in any business activity which could reasonably be expected to interfere with the performance of the Executive's duties, services and responsibilities hereunder.

         SECTION 4. COMPENSATION. The Executive shall be entitled to compensation as follows:

         (a) BASE SALARY. During the Employment Period, the Executive will receive a salary at an annual gross rate of $_____________, (as the same may be adjusted from time to time, the "BASE SALARY"), which shall be payable in accordance with the Company's regular payroll practices applicable to senior executive officers. The Executive's Base Salary shall be reviewed by the Board of Directors of the Company (the "BOARD") at least annually and may be increased (but not decreased) in the Board's discretion, depending upon the performance of the Executive and of the Company.

         (b) BONUS. The Executive shall be eligible to receive an annual bonus based on the achievement of individual and Company performance objectives. The amount of the annual bonus will be targeted at 50% of the Executive's Base Salary.

         (c) WITHHOLDING. The Company may withhold from compensation payable to the Executive all applicable federal, state and local withholding taxes as required by law.

         SECTION 5.  BENEFITS.

         (a) GENERALLY. The Executive will be entitled to such fringe benefits as are generally available to the Company's executive officers, including group health and dental insurance coverage, group long and short-term disability insurance coverage, and 401(k) plan and stock plan participation. The Company shall not reduce in any material respect the benefits currently available to the Executive from the Company. In the event that any insurance policy is paying disability benefits to Executive, and if the amount of the Executive's monthly base salary that would be paid in the absence of such disability is higher than the monthly insurance payments, then the Company shall pay Executive an amount per month equal to such excess, for so long as the Executive is employed with the Company. No such difference shall be payable after the Executive's employment is terminated with the Company.

         (b) PAID VACATION. In addition to U.S. statutory holidays, the Executive will be entitled to twenty (20) business days of paid vacation per year, accruing at the rate of 1.66 days per month. A maximum of ten unused vacation days in any year may be carried over and used in the next year, subject to such policies as the Company may adopt from time to time with respect thereto.

         (c) LIFE INSURANCE. The Company will provide the Executive with group term life insurance in an amount equal to no less than two times his Base Salary plus $________.

         SECTION 6. EXPENSE REIMBURSEMENT. The Executive will be entitled to reimbursement of all reasonable and necessary business expenses incurred by the Executive in the ordinary course of business on behalf of the Company, subject to presentation of appropriate documentation and compliance with policies established by the Board.

         SECTION 7. NON-DISCLOSURE AND ASSIGNMENT OF INVENTION AGREEMENT; INDEMNIFICATION AGREEMENT. The Executive shall execute and deliver to the Company the Company's standard form of Invention and Non-Disclosure Agreement. The Company and the Executive shall execute and deliver simultaneously with the execution of this Agreement an Indemnification Agreement in form and substance satisfactory to both parties (the "INDEMNIFICATION AGREEMENT").

         SECTION 8.  NON-COMPETITION AND NON-SOLICITATION COVENANTS.

         (a) NON-COMPETITION. The Executive agrees that during the Employment Period and for the longer of either eighteen (18) months thereafter, or the period for which the Company is providing payment to the Executive under Section 9(b)(ii) of this Agreement, he will not own, manage, operate, control, be employed by, provide services as an independent contractor or consultant to, own any stock or other investment in or debt of, or otherwise be connected in any manner with the ownership, management, operation or control of, any business or enterprise that at the time of termination, competes with the Company or conducts business in a field for which the Board has adopted plans to enter.

         (b) NON-SOLICITATION. The Executive agrees that during the Employment Period and for one (1) year thereafter, he will not attempt to persuade or induce any employee of the Company to terminate his or her employment with the Company for any reason.

         (c) ACKNOWLEDGMENTS BY EXECUTIVE. The Executive acknowledges that the covenants set forth in this Section 8 are reasonable in scope and are no greater than is necessary to protect the

Company's legitimate business interests. The Executive further acknowledges that any breach by him of the covenants set forth in this Section 8 would irreparably injure the Company, and that money damages would not adequately compensate the Company for the injuries that it would suffer. The parties accordingly agree that in the event of any breach or threatened breach by the Executive of any of the covenants set forth in this Section 8, the Company may obtain, from any court of competent jurisdiction, both preliminary and permanent injunctive relief in order to prevent the occurrence or continuation of such injuries, without being required to prove actual damages or post any bond or other security. Nothing in this Agreement shall prohibit the Company from pursuing any other legal or equitable remedy that may be available to it in the event of the Executive's breach of any of the covenants set forth in this Agreement.

         SECTION 9.  TERMINATION.

         (a) EMPLOYMENT TERMINATION. The employment of the Executive pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  (i) At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive. For purposes of this Agreement, "CAUSE" shall be deemed to exist upon a reasonable good faith finding by the Board that the Executive has:

                           (1) committed an act  constituting  fraud,
embezzlement or other felony, determined in the reasonable opinion of the Board acting in its sole discretion, or

                           (2) materially breached his obligations under this
Agreement or the Inventions and Nondisclosure Agreement, and failed to cure same within thirty (30) days after written notice thereof is given to him by the Company, or

                           (3) materially breached the Company's material
policies, including but not limited to the Company's policies regarding insider trading, and sexual harassment, or

                           (4) engaged in willful misconduct.

                  (ii) At the election of the Company, without Cause, upon at least ninety (90) days written notice by the Company to the Executive.

                  (iii) The death of the Executive, or (in the discretion of the Company) the Disability of the Executive. For purposes of this Agreement, "DISABILITY" shall be considered to exist:

                           (1) if the  Executive fails to perform his normal
duties for at least 120 days, whether or not consecutive, during any 360-day period, or

                           (2) if the Executive's insurance company has
confirmed that any disability insurance benefits are going to be paid by reason of Executive's incapacitation, or

                           (3) if the Board, acting in its sole discretion,
concludes that the Executive suffers from a degree of physical or mental incapacitation as a result of illness or accident which makes it reasonably unlikely that the Executive will be able to perform his normal duties for a period of 120 days.

In reaching this conclusion, the Board may consult third parties, including, but not limited to, other employees, physicians, psychiatrists, and counselors.

                  (iv) At the election of the Executive, for any reason, upon at least ______ (__) days' prior written notice to the Company.

                  (v) At the election of the Executive for Good Reason, PROVIDED that the Executive shall have given written notice to the Company within thirty
(30) days after he becomes aware of the occurrence of any event of Good Reason specifying such event, and such event shall be continued for a period of thirty
(30) days following such notice. For purposes of this Agreement, "GOOD REASON" means any of the following events:

                           (1) a material diminution in the duties,
responsibilities, position or job title of the Executive without the Executive's written consent, or

                           (2) a material breach by the Company of its
obligations under this Agreement or the Indemnification Agreement, or

                           (3) a change in the primary location where the
Executive is expected to perform his services hereunder to a location that is more than fifty (50) miles away from Wilmington, Massachusetts, or

                           (4) a Sale of the Business (as defined below) For
purposes of this Agreement, a "SALE OF THE BUSINESS" means (A) the acquisition by a person, group, or party of 50% or more of the outstanding capital stock of the Company, (B) a change of a majority of the members of the Board when the change of the various directors occurs at substantially the same time, without the approval or consent of the members of the Board before such change, (C) the acquisition of the Company by means of a reorganization, merger, consolidation, recapitalization or asset sale, unless the owners of the capital stock of the Company before such transaction continue to own more than 50% of the capital stock of the acquiring or succeeding entity in substantially the same proportions, or (D) the approval of a liquidation or dissolution of the Company.

         (b) EFFECT OF TERMINATION.

                  (i) TERMINATION PURSUANT TO SECTION 9(a)(i) RELATING TO TERMINATION FOR CAUSE OR SECTION 9(a)(iv) RELATING TO TERMINATION AT THE ELECTION OF EXECUTIVE FOR ANY REASON. In the event the Executive's employment is terminated pursuant to Section 9(a)(i) or Section 9(a)iv), the Company shall pay to the Executive his accrued Base Salary through the last date of his employment hereunder (the "TERMINATION DATE") and shall continue to provide to the Executive the benefits described in Section 5 (the "BENEFITS") through the Termination Date, but shall have no responsibility for any compensation or benefits to the Executive for any time period subsequent to the Termination Date.

                  (ii) TERMINATION PURSUANT TO SECTION 9(a)(ii) RELATING TO TERMINATION WITHOUT CAUSE OR SECTION 9(a)(v) RELATING TO TERMINATION AT THE ELECTION OF EXECUTIVE FOR GOOD REASON. In the event the Executive's employment is terminated pursuant to Section 9(a)(ii) or Section 9(a)(v), the Company shall:

                           (1) Within five (5) business days after the
Termination Date pay to the Executive a cash amount equal to the product of:

                                    (A) his then monthly Base Salary, and

                                    (B) 12 plus two times the number of full
years (but not to exceed a maximum of six years) the Executive has been employed by the Company.

                           (2) Continue to provide the Benefits to the Executive
until the first anniversary of the Termination Date.

                           (3) Within five (5) business days after the
Termination Date, pay the Executive an amount equal to his prior year's bonus multiplied by a fraction, the numerator of which is the number of full calendar months that have elapsed in the then current calendar year prior to the Termination Date, and the denominator of which is 12. In no event, shall payment under this Section 9(b)(ii)(3) exceed 50% of the Executive's prior year's base salary.

                           (4) Amend the vesting provisions of any stock option
agreement with the Executive so that in the event of a termination covered by this paragraph, the Executive's then unvested options would vest as of the Termination Date according to the following schedule:

  IF TERMINATION OCCURS:                               PERCENTAGE ACCELERATION OF UNVESTED OPTIONS
  -  Within first six months of employment                               0%
  -  Within seven and twelve months of employment                       33%
  -  After twelve full months of employment                             66%

                  (iii) TERMINATION PURSUANT TO SECTION 9(a)(iii) RELATING TO THE DEATH OR DISABILITY OF THE EXECUTIVE. In the event the Executive's employment is terminated pursuant to Section 9(a)(iii), the Company shall:

                           (1) Continue to pay to  Executive or his estate,
as the case may be, an amount equal to his then current Base Salary for the three (3) month period following the Termination Date.

                           (2) Continue for the twelve (12) month period
following the Termination Date all health and dental insurance benefits the Executive was entitled to at the Termination Date.

                           (3) Amend the vesting provisions of any stock option
agreement with the Executive so that in the event of a termination covered by this paragraph, the Executive's then unvested options would vest as of the Termination Date according to the following schedule:

  IF TERMINATION OCCURS:                               PERCENTAGE ACCELERATION OF UNVESTED OPTIONS
  -  Within first six months of employment                               0%
  -  Within seven and twelve months of employment                       33%
  -  After twelve full months of employment                             66%

                  (iv) GOLDEN PARACHUTE PAYMENT EXCISE TAX PROTECTION. In the event that the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), (or any successor penalty or excise tax subsequently imposed by law) applies to any payments or benefits paid or conferred under this Agreement, an additional amount shall be paid by the Company to the Executive such that the aggregate after-tax amount that he shall receive under this Agreement, including this Section 9(iv), shall have a present value equal to the aggregate after-tax amount that he would have received and retained had such excise tax not applied to him. For this purpose, the Executive shall be assumed to be subject to tax in each year related to the computation at the then maximum applicable combined Federal and Massachusetts income tax rate, and the determination of the present value payments to him shall be made consistent with the principles of Section 280G of the Code.

                  (v) SURVIVAL. The provisions of Sections 6 and 8 shall survive the termination of the Executive's employment in accordance with their terms.

         SECTION 10. NO CONFLICTING AGREEMENTS. The Executive represents and warrants to the Company that he is not a party to or bound by any confidentiality, non-competition, non-solicitation or other agreement or restriction which could conflict with or be violated by the performance of his duties for the Company.

         SECTION 11. NO DISPARAGEMENT. Each party agrees that at all times following the termination of the Executive's employment hereunder, such party shall not make or cause to be made, directly or indirectly, any statements to any third party that disparage or denigrate the other party or, in the case of the Company, any of its current or former directors, officers or employees, unless required by law.

         SECTION 12. ENFORCEABILITY, ETC. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

         SECTION 13. NOTICES. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or express mail, or mailed by first class certified or registered mail, postage prepaid, return receipt requested as follows:

      (a) IF TO THE EXECUTIVE:                    (b) IF TO THE COMPANY:
      ________________                            Beacon Power Corporation
      ________________                            6D Gill Street
      ________________                            Woburn, MA  01801
                                                  Attn:  Chief Executive Officer

or to such other address as a party shall have designated by notice to the other party.

         SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         SECTION 15. AMENDMENTS AND WAIVERS. No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

         SECTION 16. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that it may not be assigned by the Company without the Executive's consent, provided that the Company may assign this Agreement to an entity that acquires substantially all of the Company's assets by means of an asset sale, merger or otherwise, provided further that such entity shall agree in writing to assume and be bound by this Agreement. This Agreement is personal to the Executive and is not assignable by him.

         SECTION 17. ENTIRE AGREEMENT. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating hereto.

         SECTION 18. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and with counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

EXECUTIVE                                      BEACON POWER CORPORATION

                                               BY:
--------------------------------                   ----------------------------
                                                        SIGNATURE

                                               --------------------------------
                                                        PRINT NAME, TITLE

                VARIABLE ELEMENTS FOR BEACON POWER CORPORATION
                        EXECUTIVE EMPLOYMENT AGREEMENT

--------------------------------------------------------------------------------------------------------
    NAME OF           RESIDENCE        Sec. 1           Sec. 2                Sec. 2         Sec. 4(a)
   EXECUTIVE           ADDRESS          Years            Title               Duties/            Base
                                      Duration                           Responsibilities/    Salary.
                                                                            Report to
--------------------------------------------------------------------------------------------------------
William E.          42 Valley            3        President and          Overall             $210,000
Stanton             View Farm Road                Chief Executive        management of
                    Bradford, MA                  Officer                corporation/
                    01835                                                Beacon Board of
                                                                         Directors
--------------------------------------------------------------------------------------------------------
James M. Spiezio    56 Woodland          2        Vice President and     Administration      $135,000
                    Drive                         Chief  Financial       of Finance and
                    Lunenburg,                    Officer                Accounting/
                    MA  01462                                            President and
                                                                         Chief Executive
                                                                         Officer
--------------------------------------------------------------------------------------------------------
Maureen A.          74 Lancaster         2        Vice President of      Administration
Lister              Road                          Operations             of  Program Mgt     $125,000
                    Arlington,                                           and Human
                    MA  02476                                            Resources/
                                                                         President and
                                                                         Chief Executive
                                                                         Officer
--------------------------------------------------------------------------------------------------------
Matthew L.          35 Lawrence          2        Vice President of      Administration      $150,000
Lazarewicz          Road                          Engineering            of Development
                    Boxford, MA                                          and R&D/
                    01921                                                President and
                                                                         Chief Executive
                                                                         Officer
--------------------------------------------------------------------------------------------------------
Robert D.           34 Blueberry         2        Vice President of     Administration of    $125,000
French              Road                          Manufacturing         Manufacturing and
                    Marblehead,                                         Quality/President
                    MA 01945                                            and Chief
                                                                        Executive Officer

-------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------
    NAME OF              Sec. 5(b)          Sec. 5(c)         Sec. 9(a)(iv)          Sec. 9(a)(v)(5)
   EXECUTIVE            Payout up to        Amount of        No. of days of            Stanton only
                         10 excess            life              notice of            ("failure to be
                       vacation days.       insurance         termination.       elected to board", etc.
                                                                                   is Good Reason for
                                                                                 Executive termination).
-------------------------------------------------------------------------------------------------------------
William E.                  Yes             $1,000,000             90                    Yes
Stanton



-------------------------------------------------------------------------------------------------------------
James M. Spiezio             No              $250,000              30                    No





-------------------------------------------------------------------------------------------------------------
Maureen A.                   No              $250,000              30                    No
Lister





-------------------------------------------------------------------------------------------------------------
Matthew L.                   No              $250,000              30                    No
Lazarewicz




-------------------------------------------------------------------------------------------------------------
Robert D.                    No              $250,000              30                    No
French




-------------------------------------------------------------------------------------------------------------
